       As filed with the Securities and Exchange Commission on December 26, 2001

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             KLA-TENCOR CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                          04-2564110
------------------------                             ------------------
(State of incorporation)                              (I.R.S. Employer
                                                     Identification No.)


                                 160 Rio Robles
                               San Jose, CA 95134
          (Address, including zip code, of principal executive offices)


                         RESTATED 1982 STOCK OPTION PLAN
             AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)

                                STUART J. NICHOLS
                         VICE PRESIDENT, GENERAL COUNSEL
                             KLA-TENCOR CORPORATION
                                 160 Rio Robles
                               San Jose, CA 95134
                     (Name and address of agent for service)

                                 (408) 875-4200
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                             MARK L. REINSTRA, ESQ.
                              BRET M. DIMARCO, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum    Proposed Maximum      Amount of
                                          Amount to be    Offering Price    Aggregate Offering   Registration
Title of Securities to be Registered      Registered(1)      Per Share            Price              Fee(4)
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, to be       5,610,752          $49.86(2)      $279,752,094.72       $66,860.75
issued under the Restated 1982 Stock
Option Plan

Common Stock, $.001 par value, to be       2,000,000          $42.38(3)       $84,762,000.00       $20,258.12
issued under the Amended and
Restated 1997 Employee Stock
Purchase Plan

                               Total:      7,610,752                         $364,514,094.72       $87,118.87

----------

(1) Amount of securities to be registered computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, (the "Securities Act") as the maximum number of the Registrant's Common Stock issuable under the plans covered by this Registration Statement. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the plans covered by this Registration Statement by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Common Stock as reported on The Nasdaq National Market on December 24, 2001.

(3) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based on 85% of the average of the high and low prices per share of the Common Stock as reported on The Nasdaq National Market on December 24, 2001.

(4) Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be $239 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     KLA-Tencor Corporation (the "REGISTRANT" or the "COMPANY") hereby incorporates by reference in this Registration Statement the following documents:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (File No. 000-09992) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above;

     (c) The description of the Registrant's Common Stock as set forth in the Registration Statement filed by the Registrant on Form 8-A on March 29, 1989 (File No. 000-09992) pursuant to Section 12(g) of the Exchange Act and any amendments or reports thereto filed with the Securities and Exchange Commission for the purpose of updating such description including Amendment No. 1 to Form 8-A filed September 25, 1995 and Amendment No. 2 to Form 8-A filed September 24, 1996; and

     (d) All other descriptions of the Registrant's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of the person's service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Registrant's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by the DGCL each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant.

     The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8. EXHIBITS

     See Exhibit Index.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental changes in the information set forth in the Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 26, 2001.

                                        KLA-TENCOR CORPORATION

                                        By: /s/   STUART J. NICHOLS
                                            ------------------------------------
                                            Stuart J. Nichols, Vice President,
                                            General Counsel

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart J. Nichols, their true and lawful attorney and agent, with full power of substitution, with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                      Title                      Date
        ---------                      -----                      ----
/s/  KENNETH LEVY            Chairman of the Board and      December 26, 2001
---------------------------  Director
Kenneth Levy


/s/  KENNETH L. SCHROEDER    President, Chief Executive     December 26, 2001
---------------------------  Officer and Director
Kenneth L. Schroeder         (Principal Executive
                             Officer)


/s/  JOHN H. KISPERT         Chief Financial Officer        December 26, 2001
---------------------------  (Principal Financial and
John H. Kispert              Accounting Officer)



/s/  EDWARD W. BARNHOLT      Director                       December 26, 2001
---------------------------
Edward W. Barnholt


/s/  H. RAYMOND BINGHAM      Director                       December 26, 2001
---------------------------
H. Raymond Bingham


/s/  ROBERT T. BOND          Director                       December 26, 2001
---------------------------
Robert T. Bond


/s/  RICHARD J. ELKUS, JR.   Director                       December 26, 2001
---------------------------
Richard J. Elkus, Jr.


/s/  DEAN O. MORTON          Director                       December 26, 2001
---------------------------
Dean O. Morton


/s/  JON D. TOMPKINS         Director                       December 26, 2001
---------------------------
Jon D. Tompkins


/s/  LIDA URBANEK            Director                       December 26, 2001
---------------------------
Lida Urbanek

                             KLA-TENCOR CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8


                                INDEX TO EXHIBITS

Exhibit
Number                                  Description
-------                                 -----------
  4.1(1)     Amended and Restated Certificate of Incorporation, as amended.

  4.2(2)     Certificate of Amendment of Amended and Restated Certificate of
             Incorporation.

  4.3(3)     Bylaws of the Registrant, as amended.

  4.4(4) Amended and Restated Rights Agreement dated as of April 25, 1996, between the Registrant and First National Bank of Boston, as Rights
             Agent. This agreement includes the Form of Right Certificate as Exhibit A and the Summary of Terms of Rights as Exhibit B thereto.

  5.1        Opinion re legality

 10.1        Amended and Restated 1997 Employee Stock Purchase Plan

 10.2(5)     Restated 1982 Stock Option Plan

 23.1        Consent of Independent Accountants

 23.2        Consent of Counsel (included in Exhibit 5.1)

 24.1        Power of Attorney (see Page II-5)

----------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (Commission File No. 000-09992).

(2) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended December 31, 2000 (Commission File No. 000-09992).

(3) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-8, filed December 4, 1998 (Commission File No. 333-68415).

(4) Incorporated by reference to Exhibit 1 of the Registrant's report on Form 8-A12G/A Amendment No. 2 to the Registration Statement on Form 8-A (filed September 24, 1996, Commission File No. 000-09992).

(5) Incorporated by reference to Exhibit 10.74 to the Registrant's Registration Statement on Form S-8, filed March 7, 1997. (Commission File No. 333-22941).